SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

           On  January 9, 2003, the board of directors of Borland Software Corporation (“Borland”) approved the adoption of the 2003 Supplemental Stock Option Plan (the “2003 Plan”). The principal purpose of the 2003 Plan is to provide for stock option grants to incent the empoyees of Starbase Corporation (“Starbase”) and Togethersoft Corporation (“Togethersoft”) that will be joining Borland following the acquisition by Borland of Starbase and Togethersoft. Stock option grants under the 2003 Plan will only be made to these employees in connection with their commencement of employment with Borland. Accordingly, the 2003 Plan will not be used for follow-on or “refresh” grants to any of these employees.

           Under the terms of the 2003 Plan, only non-qualified stock options may be granted under the plan. Stock option grants under the 2003 Plan are intended to qualify for an exemption from stockholder approval under the NASD stockholder approval rules. The applicable exemption provides that non-stockholder approved stock option plans may be used to induce new employees where such grant is a material inducement to the hiring of such employees. The initial reserve under the 2003 Plan is 1,500,000 shares. Borland plans to file a Registration Statement on Form S-8 with the Securities and Exchange Commission in connection with the adoption of the 2003 Plan. Attached hereto as Exhibit 99.1 is the 2003 Plan.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Borland Software Corporation 2003 Supplemental Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: January 13, 2003	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Borland Software Corporation 2003 Supplemental Stock Option Plan